UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2010

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Avnet, Inc., a New York corporation (the "Company"), AVT Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company ("Merger Sub"), and Bell Microproducts Inc., a California corporation ("Bell Micro"), have entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") dated as of March 28, 2010. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Bell Micro (the "Merger"), with Bell Micro surviving as a wholly-owned subsidiary of the Company.

As a result of the Merger, each outstanding share of Bell Micro’s common stock, other than shares of common stock held directly or indirectly by the Company or Bell Micro (which will be cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $7.00 in cash (the "Merger Consideration"), without interest, less applicable withholding taxes.

The completion of the Merger is subject to certain conditions, including, among others, (i) adoption of the Merger Agreement by Bell Micro’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approvals in certain other jurisdictions, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Bell Micro, respectively, and compliance by the Company and Bell Micro with their respective obligations under the Merger Agreement, and (v) the absence of any Material Adverse Effect (as defined in the Merger Agreement).

Each of the Company, the Merger Sub and Bell Micro has made representations and warranties in the Merger Agreement. The representations and warranties expire at the effective time of the Merger. The assertions embodied in the representations and warranties were made for the benefit of the other party to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In particular, the representations and warranties made by the parties in the Merger Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. Neither the Company nor the Merger Sub undertakes any obligation to publicly release any revisions to the representations and warranties, except as required under U. S. federal or other applicable securities laws. Bell Micro has agreed to various covenants and agreements in the Merger Agreement, including, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternate transactions.

The Merger Agreement contains certain termination rights for both Bell Micro and the Company, and further provides that upon termination of the Merger Agreement under certain circumstances Bell Micro would be required to reimburse the Company for its fees and expenses, up to $2.5 million, and in some cases pay the Company a termination fee of $10.5 million (less any reimbursement of fees and expenses already made previously).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Bell Micro, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Bell Micro or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Bell Micro.

In addition, each of Bell Micro’s directors intends into a stockholder agreement with the Company pursuant to which he has agreed to vote all of his shares of Bell Micro’s common stock in favor of the adoption of the Merger Agreement and the approval of the principal terms of the merger.

Additional Information

In connection with the Merger, Bell Micro intends to file with the Securities and Exchange Commission ("SEC") a proxy statement for the stockholders of Bell Micro and each of Bell Micro and the Company may file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BELL MICRO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Bell Micro and the Company at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Bell Micro’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents when they become available by directing a request by mail or telephone to Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, CA 95131, Attention: Corporate Secretary, (408) 451-9400. Information about Bell Micro’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Bell Micro’s stockholders is set forth in proxy statement on Schedule 14A filed with the SEC on July 7, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement that the Bell Microproduct intends to file with the SEC.

Item 8.01 Other Events.

On March 29, 2010, the Company issued a press release announcing the Merger Agreement as described in more detail in Item 1.01 hereinabove. In the same press release, management also provided an update on the expected results of operations for the fiscal third quarter ending on April 3, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number Description

2.1 Merger Agreement, dated March 28, 2010.
99.1 Press Release, dated March 29, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

March 29, 2010	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Merger Agreement, dated March 28, 2010.
99.1	Press Release, dated March 29, 2010.